Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Winn-Dixie Stores, Inc.:

We consent to the incorporation by reference in the registration statement Nos. 333-139630, 333-147417, 333-156041 and 333-162867, on Form S-8 of Winn-Dixie Stores, Inc. of our reports dated August 30, 2010, with respect to the consolidated balance sheets of Winn-Dixie Stores, Inc. and subsidiaries (the Company) as of June 30, 2010 and June 24, 2009, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2010, and the related financial statement schedule II, and the effectiveness of internal control over financial reporting as of June 30, 2010, which reports appears in the June 30, 2010, Annual Report on Form 10-K of Winn-Dixie Stores, Inc.

Our report on the consolidated financial statements refers to the adoption of ASC Topic 805, “Business Combinations” in 2010.

KPMG LLP

Jacksonville, Florida

Certified Public Accountants

August 30, 2010